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                                                                     Exhibit (8)


                                                                 August 1, 1994


BanPonce Corporation,
   209 Munoz Rivera Avenue,
       Hato Rey, Puerto Rico 00918.

BanPonce Financial Corp.,
   c/o CT Corporation,
       1209 Orange Street,
           Wilmington, Delaware 19801.

Dear Sirs:

         We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of up to $500,000,000 aggregate initial offering price, or the equivalent thereof in other currencies or currency units, of Medium Term Notes, Series B (the "Notes") of BanPonce

Financial Corp. and the related guarantees thereof (the "Guarantees") by

BanPonce Corporation, and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the Prospectus Supplement relating to the Notes and Guarantees filed under the Act on August 1, 1994.

         We hereby consent to the filing with the Securities and Exchange

Commission of this letter as an exhibit to the Registration Statement and the reference to us in the above-mentioned Prospectus Supplement under the heading

"United States Taxation".  In giving such consent,

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BanPonce Corporation
BanPonce Financial Corp.


we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ SULLIVAN & CROMWELL